SLRK Solera National Bancorp, Inc. SLRK Davidson Companies 15th Annual Financial Services Conference May 8-9, 2013 “2012 Diversity Corporation of the Year Award,” ColoradoBiz Magazine.

SLRK This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements contained in this release, which are not historical facts and that relate to future plans or projected results of Solera National Bancorp, Inc. (“Company”) and its wholly-owned subsidiary, Solera National Bank (“Bank”), are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties can include the risks associated with the ability to grow the Bank and the services it provides, the ability to successfully integrate new business lines and expand into new markets, competition in the marketplace, general economic conditions and many other risks described in the Company’s Securities and Exchange Commission filings. The most significant of these uncertainties are described in our 2012 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q all of which any reader is encouraged to study (including all amendments to those reports) and exhibits to those reports. We undertake no obligation to update or revise any forward-looking statement. Safe Harbor Statement Page 2

SLRK Mission and Vision Mission Committed to providing exceptional value and service to our customers, shareholders, employees and the communities we serve. We are dedicated to delivering high-quality financial products and services that meet the unique needs of small to medium-sized businesses, professionals, consumers, foundations and non-profit organizations. Vision Strives to become a premier, independent community bank in its markets. We desire to be top of mind for banking services to the Hispanic community and other minority communities. Page 3

Denver Area Gets Frequent Top Accolades • FORTUNE magazine’s list of “Best Cities for Business," for 5 years • Dun and Bradstreet’s “Top 10 Cities for Small Business," since 2001 Diverse Employment Base • Aerospace • Telecom • Energy • Financial services • Medical • Biomedical • Retail • Technology • Government • Transportation http://www.denverhomesonline.com/companies-in-denver/ SLRK Page 4

Solera is Expanding • Residential Mortgage Lending – Added 50-team professional group – Emphasis on purchase market – 5 new loan production offices – Offering custom construction loans – Originated $52 million in 1Q13 • Now SBA “Preferred Lender” – Expediting loan approval – Competitive advantage • Acquiring $12 Million in Core Deposits from Liberty Bank Page 5 $- $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 2008 2009 2010 2011 2012 1Q13 Total Loans Deposits $ in millions SLRK

SLRK Branch and LPO Locations Page 6 Headquarters Loan Production Office

SLRK • Profitable in 7 of the past 8 quarters • 1Q13 net increased 60% to $181,000 – TTM net was $501,000 – TTM EPS was $0.19 • Revenue was $2.7 million in 1Q13 • Gross loans increased 17% and grew 8% for the quarter • Total deposits increased 4% to $123.5 million – Noninterest-bearing demand deposits grew 8%, compared to a year ago Page 7 Operating Highlights -0.03 -0.02 -0.01 0 0.01 0.02 0.03 0.04 0.05 0.06 0.07 0.08 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 1Q13 EPS

SLRK Financial Highlights 3/31/2013 Assets $169.2 million Total Loans* $ 82.8 million Deposits $123.5 million Shareholders’ Equity $ 20.3 million TCE/Tangible Assets 11.3% Tangible Book Value Per Share $7.48 Price / TBV 73% Nonperforming Assets/Assets 1.43% Reserves/Loans 1.67% Net Income (TTM) $501,000 EPS (TTM) $0.19 *Includes Loans Held for Sale (LHFS) Page 8

Solid Asset Quality • Solera had no NPAs in 2008 and 2009 • OREO consists of 2 operating businesses that contribute to revenue • NPL/Gross Loans is 1.01% of loans • NPA/Assets is 1.43% • Reserves/Assets is 1.67% Page 9 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 2008 2009 2010 2011 2012 1Q13 Nonperfomring Loans OREO SLRK $ thousands

Loan Activity is Picking Up • Gross loans increased 17% to $64.2 million from 1Q12 • Total loans increased 41% to $82.8 million (including LHFS) for the year • Sale of SBA loans added $111,000 to revenue • Gains from sale of residential mortgage loans added $1.4 million to revenue • Owner-occupied CRE was 30% of gross loans Page 10 0 10,000 20,000 30,000 40,000 50,000 60,000 70,000 80,000 90,000 2008 2009 2010 2011 2012 1Q13 Total Loans Loans held for sale Consumer Construction and development Residential real estate Commercial and industrial Commercial real estate $ thousands

Well Capitalized • Extremely well-capitalized • Total risk-based capital at 17.1% • Ample liquidity • Strong platform for growth • Asset quality very strong • Loan portfolio is well-diversified Page 11 5% 7% 9% 11% 13% 15% 2008 2009 2010 2011 2012 1Q13 Tangible Equity/Tangible Assets SLRK SNL MicroCap Banks SLRK

2013 Community Spirit Campaign Cash for Grants Financial Literacy Program Organization Sponsorships Products & Services COMMUNITY SPIRIT: What SOLERA is all about – being a part of and giving back to the community. COMMUNITY becomes the spirit of SOLERA. Page 12 SLRK

Page 13 COMMUNITY SUPPORT • Extensive support for community based organizations • President’s Community Advisory Council • Sponsoring financial literacy • Banking expertise for non-profits • Promoting volunteerism • Building reputation • Generating community goodwill SLRK

Award Winning “Community Spirit” • Chairman Ron Montoya Recognized – William Funk Award from Colorado Non Profit Association – Colorado Business Hall of Fame • Colorado Business Diversity Corporation of the Year 2012 • Doug Crichfield Appointed – Business Consortium Fund Board Member Page 14 Ron Montoya, Chairman SLRK

SLRK Core Values • Best Employees — To attract and retain educated, motivated and qualified people who are excited to come to work and fully embrace the mission and vision of Solera National Bancorp. • Satisfied Customers — We achieve satisfaction for our customers and earn their loyalty by adding value to each interaction. Our relationship with the client takes precedence over any transaction. • Hispanic Market — To treat our Hispanic customers, prospects and friends with the same high respect and dignity afforded all. • Shareholders — To build long-term shareholder value and to keep owners engaged in our business as enthusiastic supporters and referral sources for the company. • Community — Solera is deeply rooted in its communities and we strive to provide quality banking and financial services and to assist in the financial education and integration of the unbanked and under-banked in the communities we serve. • Risk Management — We maintain a strong control environment by operating within established policies and procedures. Page 15

Page 16 Key Strengths • Compelling value proposition at approximately 73% of book value • Well positioned for growth – Significant capital and liquidity levels – Strong credit metrics • Well Capitalized with TCE/TA at 11.3% • Experienced management and an active, highly visible Board of Directors and President’s Community Advisory Council • Profitable in 7 of the past 8 quarters • Focused on the rapidly growing and increasingly affluent Hispanic market SLRK 78.7% SNL Micro Cap Banks 25.6% SNL US Banks 12.8% Strong 2-Year Market Performance SLRK

Page 17 SLRK -- The Light of a New Banking Era® Thank you for your time and interest! SLRK